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                                                                    EXHIBIT 10.4

                              MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT (the "Agreement") is entered into as of April 10, 2005, by and among NEWCO1, a Delaware corporation ("NEWCO"), and AMCARE LABS INTERNATIONAL, INC., a Delaware corporation (the "CONSULTANT").

      WHEREAS, Consultant and Bridgetech Holdings International Inc. have entered into that certain Joint Venture Agreement, with an effective date of April 10, 2005 (the "JOINT VENTURE AGREEMENT");

      WHEREAS, Consultant is in the business of providing laboratory medicine and pathology services in select global markets and has experience with strategic planning, business administration and other management skills and services related thereto;

      WHEREAS, Newco will require Consultant's special advisory skills and services in connection with its general business operations;

      WHEREAS, Consultant is willing to provide such advisory services to Newco through an advisory committee to be formed by Consultant for such specific purpose; and

      WHEREAS, Consultant also desires to assist Newco with the development of a marketing plan and to license certain trademarks to Newco;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Joint Venture Agreement.

      2. Engagement; Services to be Performed. Newco hereby engages the Consultant for the Term (as hereinafter defined) and upon the terms and conditions set forth herein to provide consulting and advisory services to Newco, to the extent reasonably requested by Newco (the "SERVICES"). These Services will be as more fully described on Schedule 2 hereto. In consideration of the remuneration herein specified, Consultant accepts such engagement and agrees to perform the Services as specified herein.

      3. Advisory Committee. Consultant acknowledges that Newco may form an Advisory Committee for the purpose of providing strategic and other guidance to Newco (the "ADVISORY COMMITTEE"). Consultant hereby agrees, to the extent requested by Newco and for no additional consideration, to (i) assist Newco in identifying candidates to serve on the Advisory Committee and (ii) make available [ONE (1)] employee of Consultant, to be agreed upon by Consultant and Newco, to serve on the Advisory Committee.

      4. Compensation; Expense Reimbursement.

                  (a) In consideration of the Services and the other matters set forth herein, Newco shall pay Consultant a quarterly fee (hereinafter, the "Management Fee") equal to 5.0% of the

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gross revenues of Newco for such quarter, which Management Fee shall be paid to the Consultant by Newco in cash on or before the [THIRTIETH (30TH)] day following the end of the calendar quarter.

                  (b) In addition to the Management Fee, Newco shall reimburse Consultant for all reasonable out-of-pocket expenses incurred by Consultant in connection with Consultant's performance of such services (other than the Services) that may be requested by Newco from time-to-time during the Term, including, without limitation, reasonable travel, lodging and similar out-of-pocket costs reasonably incurred by it in connection with or on account of its performance of such services for Newco. Consultant must obtain the approval of Newco for the incurrence of any reimbursable costs in excess of $1000 (which approval shall not be unreasonably withheld). Reimbursement shall be made only upon presentation to Newco by the Consultant of reasonably itemized documentation therefor.

                  (c) Consultant hereby acknowledgtes that it has received a payment of $30,000 from Newco (or Bridgetech Holdings International, Inc.) as an advance payment of future Management Fees that may become payable pursuant to
Section 4(a) above. Newco and Consutlant hereby agree that Newco shall not be obligated to pay any quarterly Management Fees to Consultant pursuant to Section 4(a) until the aggregate amount of Management Fees earned by the Consultant pursuant to Section 4(a) exceeds $30,000.

      5. License.

                  (a) Consultant hereby grants to Newco a non-exclusive, non-transferable, royalty-free license or sub-license, as applicable, (the "License") to use the trademarks identified and depicted on Schedule 5 hereto (the "Marks") during the Term (and any extensions thereof).

                  (b) Newco shall use the Marks only in connection with its advertising, promotional activities, website, corporate presentations and as may be otherwise agreed by Consultant.

                  (c) Consultant hereby represents and warrrants to Newco that Consultant is (i) the sole and exclusive owner of the Marks or (ii) has a valid and existing license to such Marks with a right to sub-license such Marks to Newco as provided herein.

                  (d) Consultant hereby acknowledges and agrees that Newco shall be entitled to advertise, publicize and otherwise represent to third parties the fact that Newco is managed by Consultant, which is affiliated with Johns Hopkins International Medical Laboratories, in any correspondence, communications (verbal, printed or otherwise), promotional and marketing materials or otherwise. To the extent necessary to accomplish the foregoing provisions, Consultant will license or sublicense any relevant intellectual property rights to Newco. Consultant hereby represents and warrants to Newco that Consultant is party to a written agreement with Johns Hopkins International Medical Laboratories pursuant to which Consultant is designated as an "affiliate" of Johns Hopkins International Medical Laboratories. Such agreement is a legal, valid and binding obligation with respect to each of Consultant and Johns Hopkins International Medical Laboratories. Neither Johns Hopkins Medical Laboratories nor Consultant is in breach of or in default under such agreement. During the Term, Consultant shall notify Newco in writing immediately upon the termination or expiration of such agreement or any amendment thereof or default thereunder that results or could reasonably be expected to result in Consultant no longer being an affiliate of Johns Hopkins International Medical Laboratories. Consultant further represents and warrants to Newco that Consultant has a valid license and right to sublicense to Newco and Marks that are owned by Johns Hopkins International Medical Laboratories.

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      6. Term. Unless earlier terminated pursuant to the Joint Venture
Agreement, the engagement hereunder shall be for a term commencing on the date hereof and expiring on the tenth anniversary hereof (the "TERM"). Upon expiration of the Term, this Agreement shall automatically extend for successive periods of one (1) year, unless either party shall give notice to the other Party at least ninety (90) days prior to the end of the Term (or any annual extension thereof) indicating that it does not intend to renew this Agreement. Upon termination of this Agreement or expiration of the Term (including all annual extensions thereof), the parties shall have no further obligations hereunder other than the obligation to pay any accrued but unpaid fees for Services performed by Consultant prior to the effective date of such termination.

      7. Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.

      8. Assignment. This Agreement shall not be assigned by either Party without the prior written consent of the other Party, not to be unreasonably delayed or withheld, and any purported such assignment without such consent shall be void.

      9. Notices And Other Communications.

                  (a) Each notice, communication and delivery under this Agreement (i) shall be made in writing signed by the Party making the same, (ii) shall specify the Section of this Agreement pursuant to which it is given, (iii) shall be given either in person or by telecopier, effective upon such delivery or the confirmed transmission and (iv) if not given in person, shall be sent to the applicable Party at the address set forth below (or at such other address as the applicable Party may furnish to the other Party pursuant to this subsection) by international courier delivery service, effective upon the 7th business day after such notice is deposited, delivery charges pre-paid, with such international courier delivery service. Each Party's notice information is as follows:

             NEWCO:        c/o Bridgetech Holdings International, Inc.
                           777 S. Highway 101, Suite 215
                           Solana Beach, California 92075
                           USA
                           Attn: Thomas C. Kuhn III
                           Phone: 619-342-7440
                           Fax:  619-342-7497

             AMCARE:       AmcareLabs International, Inc
                           5801 Smith Avenue, Suite 305
                           Baltimore, Maryland 21207
                           USA
                           Attn: Mohan Chellappa
                           Phone: 410-735-6558
                           Fax:  410-735-6552

                  (b) Either Party may modify any information specified in this
Section 9 by giving written notice to the other Party.

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                  (c) All written communications made as provided in Section 9 shall be deemed given upon receipt by the Party to which it is addressed, which, in the case of facsimile, shall be deemed to occur by the close of the business day in the place of receipt on which the same is transmitted or such earlier time as is confirmed by the receiving Party.

      10. Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be contrary to any applicable law or regulation or otherwise invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable shall not be affected thereby and, to the extent consistent with the overall intent of this Agreement taken as a whole, shall be enforced to the fullest extent permitted by applicable law and regulation.

      11. No Waiver. No waiver by either Party of any one or more defaults by the other Party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other default or defaults whether of a like kind or different nature. No delay by either Party in the enforcement of any of its rights under this Agreement shall be deemed to be a waiver of such rights.

      12. Relationship between the Parties. Except to the extent provided in the Joint Venture Agreement, nothing in this Agreement shall create or be deemed to create a partnership or joint venture between the Parties and except to the extent expressly specified in this Agreement, no Party will or is entitled to act as agent for any other Party.

      13. No Third Party Beneficiaries. Except to the extent provided in the Joint Venture Agreement, this Agreement confers no rights whatsoever upon any person other than the Parties hereto and shall not create, or be interpreted as creating, any standard of care, duty or liability to any person not a Party hereto.

      14. Governing Law. This Agreement will be governed by the laws of Delaware except as specifically provided in such documents, without regard to principles of conflict of laws.

      15. Certain Rules of Construction. The following rules of construction will apply throughout this Agreement:

                  (a) Headings. Any headings used in this Agreement are for the purpose of convenience only and shall not affect the meaning or interpretation of the agreement or document in question.

                  (b) Words of Inclusion. The word "including" will not be construed to be a term of limitation, so that references to "included" matters or items will be regarded as illustrative and will not be interpreted as a limitation on, or an exclusive listing of, the matters or items referred to.

                  (c) Singular and Plural Forms; Genders. Whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders.

      16. Counterparts. This Agreement may be executed by each Party upon a separate copy, and in several counterparts, each of which will be deemed to be an original.

                     [Signatures appear on following page.]

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DULY EXECUTED and delivered by the parties as of the date first above appearing.

                                         NEWCO

                                         By:    /s/ Thomas C. Kuhn III
                                                --------------------------------
                                         Name:  Thomas C. Kuhn III
                                         Title: EVP and CFO

                                         AMCARE LABS INTERNATIONAL, INC.

                                         By:    /s/ Mohan Chellappa
                                                --------------------------------
                                         Name:  Mohan Chellappa
                                         Title: President

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                                   SCHEDULE 2

                                    SERVICES

- Protocols
- Procedures
- Oversight
- Advice

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                                   SCHEDULE 5

                                      MARKS

[AMCARE NAME AND LOGO]

[JHI NAME AND LOGO]

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